Exhibit 8.1

ONE SHELL PLAZA	ABU DHABI
910 LOUISIANA	AUSTIN
HOUSTON, TEXAS	BEIJING
77002-4995	DALLAS
DUBAI
TEL +1	HONG KONG
713.229.1234	HOUSTON
FAX +1	LONDON
713.229.1522	MOSCOW
www.bakerbotts.com	NEW YORK PALO ALTO RIYADH WASHINGTON

July 16, 2012

Westlake Chemical Corporation

2801 Post Oak Boulevard, Suite 600

Houston, TX 77056

Ladies and Gentlemen:

We have acted as counsel to Westlake Chemical Corporation, a Delaware corporation (the “Company”), in connection with the Company’s proposed offering of $250,000,000 aggregate principal amount of the Company’s 3.600% Senior Notes due 2022 (the “Notes”) pursuant to (i) the Registration Statement on Form S-3ASR (Registration Statement No. 333-177119) filed by the Company and the subsidiary guarantors named therein with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), which relates to the offering and sale of various securities from time to time pursuant to Rule 415 under the 1933 Act, and (ii) the prospectus supplement dated July 10, 2012 that the Company prepared and filed with the Commission on July 11, 2012 pursuant to Rule 424(b)(5) under the 1933 Act (the “Prospectus Supplement”).

Subject to the assumptions, qualifications and limitations set forth in the discussion in the Prospectus Supplement under the caption “Material U.S. Federal Tax Consequences,” it is our opinion that the statements in such discussion, insofar as they constitute statements of United States federal income tax law or legal conclusions with respect thereto, fairly summarize the matters referred to therein in all material respects.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Company’s Current Report on Form 8-K reporting the offering of the Notes. We also consent to the reference to our Firm under the heading “Legal Opinions” in the prospectus forming a part of the Registration Statement referred to above. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

BAKER BOTTS L.L.P.